UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2020, in connection with that certain Senior Secured Convertible Promissory Note due October 17, 2020, in the principal amount of $1,571,133.67 (the “Note”), Spectrum Global Solutions, Inc. (the “Company”) paid the noteholder a $20,000 modification fee in order to avoid an event of default under the Note and receive payment forbearance for a period of 30 days.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 8, 2020, the Company filed an amendment No. 2 to its Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “Amendment No.2”) with the Secretary of State of the State of Nevada, effective immediately. Amendment No. 2 amended the conversion price of the Series A Convertible Preferred Stock (the “Series A Preferred”) and provided that the conversion price of the Series A Preferred shall be $0.01 (the “Fixed Conversion Price”), subject to adjustment for any reverse stock splits, dividends, and similar occurrences. However, under no circumstances shall the Fixed Conversion Price fall below $0.01. In addition, Section 3 of Amendment No. 1 to the Certificate of Designation of Series A Convertible Preferred Stock of the Company was deleted.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full texts of the Amendment No. 2, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No.2 to the Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer